Pilgrim’s Pride Reports Q2 Net Sales of $2.82 Billion, Operating Income of $27 Million and GAAP EPS of $(0.02)

GREELEY, Colo., July 29, 2020 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports second quarter 2020 financial results.

Second Quarter Highlights
•Net Sales of $2.82 billion.
•Net GAAP loss of $(6.0) million.
•Operating Income margins of 2.2% in U.S., -13.3% in Mexico and 3.1% in Europe operations, respectively.
•Adjusted EBITDA of $112.2 million, or a 4.0% margin.
•Faced with the global Covid-19 pandemic, we remain guided by our principles of an uncompromising commitment to the safety of our team members, our duty to provide quality food globally, and our responsibility to provide continued employment opportunities and benefits for our team.
•Strong focus in execution and dedication by our team members, supported by portfolio strategy of differentiated products, strong Key Customer relationships, and diversified global presence helped us to reduce volatility of market conditions, especially under unexpected and unprecedented Covid-19 impact.
•After significant impact as we started the quarter, performance improved, and during June 2020 the U.S. was similar, Europe slightly ahead and Mexico in-line compared to June 2019, despite significant disruptions, sub-optimal mix, and added costs.
•Volatility and challenging conditions in the U.S. remained, partially offset by improvement in relative performance versus the industry, further supported by our business model and agility in changing mix.
•In Mexico, challenging macro environment, impacting overall demand, and a weak Peso were partially offset by the stability in Branded and Prepared Foods. Supply and demand in balance at quarter end with markets re-opening.
•The legacy European business (Moy Park) delivered comparable operating results to last year despite Covid-19 impact, with better operational efficiencies and input cost mitigation. Momentum of newly acquired assets in generating positive EBITDA continuing, and on track to achieve performance comparable to leading companies with similar portfolio in next few years.
•Our liquidity position remains strong, supported by the emphasis on cash flow generation, focus on working capital management, and disciplined investments in high-return projects, preserving the opportunity to maintain strategic growth priorities while strengthening our differentiated global platforms.

Unaudited (2)	Three Months Ended			Six Months Ended
	June 28, 2020	June 30, 2019	Y/Y Change	June 28, 2020	June 30, 2019	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$2,824.0	$2,843.1	(0.7)%	$5,899.0	$5,567.8	+5.9%
U.S. GAAP EPS	$(0.02)	$0.68	(102.9)%	$0.25	$1.02	(75.5)%
Operating income	$27.3	$279.6	(90.2)%	$111.7	$416.6	(73.2)%
Adjusted EBITDA(1)	$112.2	$349.3	(67.9)%	$277.7	$553.8	(49.9)%
Adjusted EBITDA margin(1)	4.0%	12.3%	-8.3 pts	4.7%	9.9%	-5.2 pts
(1)  Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)  Comparisons include Tulip from 10/15/19 forward.

“We are once again extremely proud of our team for their continued commitment, dedication and hard work, in supporting our ability to keep our team members safe and healthy, and allowing us the capability to maintain production and supply to our customers during this unprecedented crisis. Despite the continuing volatility and very challenging markets in Q2 due to Covid-19, our diversified strategy has continued to produce respectable results in relative performance to industry competition, and deliver more resilient performance regardless of changes in specific market conditions. For the entire Q2, Europe generated operating results similar to a year ago but were more than offset by tough market dynamics in the U.S. and Mexico. After a very challenging beginning of the quarter, markets have adapted. During the month of June, results were quite encouraging and showing a noticeable improvement globally. Compared to June of last year, the U.S. was roughly the same, Europe slightly better and Mexico in-line, even when considering all the disruptions, less than optimal product mix, and added operating costs because of Covid-19,” stated Fabio Sandri, interim Chief Executive Officer of Pilgrim's.

“In the U.S., the first half of Q2 the market was significantly challenged before a gradual loosening of travel and movement restrictions due to Covid-19 drove an improvement in channel demand, especially from foodservice. Similar to Q1, large bird deboning was once again the most volatile this quarter, with quick moves between the lows and the highs, and remained challenging compared to 2019. Operationally however, we continue to improve our relative performance versus the industry across all our business units, including in large bird deboning. We also continue to adapt quickly to changes in channel demand by adjusting the mix of our production capabilities, supported by our close partnerships with Key Customers, strong focus in execution by our team members, the geographical diversity of our footprint, and our presence across all bird size categories.”

“In continuation from Q1, Mexico remained challenged as the effects of weak macro conditions, which added to uncertainties in consumer spending, have persisted. In addition, the Peso continued to be weak putting additional pressure on the results. Industry prices were also below seasonality, driven by much better than expected growing conditions, before reverting closer to normal levels by the end of the quarter. Our increased share of non-commodity products, strong execution, and growth in Prepared Foods, have also helped to partially offset the softness.”

“Our legacy European operations performed in-line with last year, driven by strong retail demand and despite the significant impact of Covid-19 on the operations, as our strong internal operating performance and improved SG&A management helped in mitigating the difficult environment. The improvement in results from the newly acquired European assets has been maintained, with positive EBITDA continuing to increase. The performance was driven by strong demand at retail partially offset by a reduction in foodservice, continuing strength in pork exports especially to China, as well as the implementations of operational improvements and synergy capture.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, July 30, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc200730.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through October 30, 2020.

About Pilgrim’s Pride

Pilgrim’s employs approximately 58,200 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation and other legal matters described in our Quarterly Report on Form 10-Q, including the In re Broiler Chicken Antitrust Litigation and ongoing federal antitrust investigation into alleged price fixing, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Dunham Winoto
Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 28, 2020	December 29, 2019
	(In thousands)
Cash and cash equivalents	$507,442	$260,568
Restricted cash and cash equivalents	27,031	20,009
Trade accounts and other receivables, less allowance for doubtful accounts	694,845	741,281
Accounts receivable from related parties	1,109	944
Inventories	1,347,141	1,383,535
Income taxes receivable	73,886	60,204
Prepaid expenses and other current assets	151,532	131,695
Total current assets	2,802,986	2,598,236
Deferred tax assets	4,607	4,426
Other long-lived assets	29,896	36,325
Identified intangible assets, net	558,491	596,053
Goodwill	929,518	973,750
Operating lease assets, net	282,528	301,513
Property, plant and equipment, net	2,548,555	2,592,061
Total assets	$7,156,581	$7,102,364

Accounts payable	$884,423	$993,780
Accounts payable to related parties	7,404	3,819
Revenue contract liability	39,425	41,770
Accrued expenses and other current liabilities	528,256	575,319
Income taxes payable	291	7,075
Current maturities of long-term debt	25,566	26,392
Total current liabilities	1,485,365	1,648,155
Noncurrent operating lease liability, less current maturities	213,829	235,382
Long-term debt, less current maturities	2,615,951	2,276,029
Noncurrent income taxes payable	7,731	7,731
Deferred tax liabilities	310,338	301,907
Other long-term liabilities	148,968	97,100
Total liabilities	4,782,182	4,566,304
Common stock	2,612	2,611
Treasury stock	(312,771)	(234,892)
Additional paid-in capital	1,958,727	1,955,261
Retained earnings	939,044	877,812
Accumulated other comprehensive loss	(223,427)	(75,129)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,364,185	2,525,663
Noncontrolling interest	10,214	10,397
Total stockholders’ equity	2,374,399	2,536,060
Total liabilities and stockholders’ equity	$7,156,581	$7,102,364

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(In thousands, except per share data)
Net sales	$2,824,023	$2,843,085	$5,898,951	$5,567,760
Cost of sales	2,704,164	2,475,221	5,601,993	4,980,957
Gross profit	119,859	367,864	296,958	586,803
Selling, general and administrative expense	92,570	88,357	185,283	170,281
Administrative restructuring activity	—	(43)	—	(70)
Operating income	27,289	279,550	111,675	416,592
Interest expense, net of capitalized interest	32,323	33,594	65,011	67,156
Interest income	(1,158)	(3,444)	(2,848)	(6,784)
Foreign currency transaction losses (gains)	5,525	2,260	(12,860)	4,896
Miscellaneous, net	(45)	1,513	(34,233)	1,156
Income before income taxes	(9,356)	245,627	96,605	350,168
Income tax expense	(2,956)	75,547	35,556	95,963
Net income	(6,400)	170,080	61,049	254,205
Less: Net income (loss) attributable to noncontrolling interests	(364)	12	(183)	126
Net income attributable to Pilgrim’s Pride Corporation	$(6,036)	$170,068	$61,232	$254,079

Weighted average shares of common stock outstanding:
Basic	246,687	249,400	248,017	249,283
Effect of dilutive common stock equivalents	331	236	291	320
Diluted	247,018	249,636	248,308	249,603

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$(0.02)	$0.68	$0.25	$1.02
Diluted	$(0.02)	$0.68	$0.25	$1.02

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 28, 2020	June 30, 2019
	(In thousands)
Cash flows from operating activities:
Net income	$61,049	$254,205
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	164,376	138,530
Deferred income tax expense (benefit)	25,255	(3,354)
Share-based compensation	3,467	5,217
Loan cost amortization	2,422	2,401
Negative adjustment to previously recognized gain on bargain purchase	1,740	—
Loss (gain) on property disposals	(1,587)	230
Accretion of discount related to Senior Notes	491	491
Amortization of premium related to Senior Notes	(334)	(334)
Loss (gain) on equity-method investments	304	(32)
Foreign currency transaction gain related to borrowing arrangements	—	37
Changes in operating assets and liabilities:
Trade accounts and other receivables	29,920	(20,385)
Inventories	16,350	(27,212)
Prepaid expenses and other current assets	(22,072)	(1,339)
Accounts payable, accrued expenses and other current liabilities	(122,191)	20,664
Income taxes	(27,350)	34,013
Long-term pension and other postretirement obligations	(1,908)	(1,121)
Other operating assets and liabilities	10,794	1,353
Cash provided by operating activities	140,726	403,364
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(148,175)	(177,609)
Proceeds from property disposals	9,894	1,740
Purchase of acquired business, net of cash acquired	(4,216)	—
Cash used in investing activities	(142,497)	(175,869)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	356,547	99,636
Purchase of common stock under share repurchase program	(77,879)	(2,898)
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(20,105)	(113,079)
Payment from equity distribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim’s Pride Corporation	—	(525)
Payment of capitalized loan costs	—	(596)
Cash provided by financing activities	258,563	(17,462)
Effect of exchange rate changes on cash and cash equivalents	(2,896)	(5)
Increase in cash, cash equivalents and restricted cash	253,896	210,028
Cash, cash equivalents and restricted cash, beginning of period	280,577	361,578
Cash, cash equivalents and restricted cash, end of period	$534,473	$571,606

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) income (loss) attributable to noncontrolling interests, (2) charges or income from restructuring activities, (3) reorganization items, (4) transaction costs related to acquisitions, (5) gain on bargain purchase and (6) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)
	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(In thousands)
Net income	$(6,400)	$170,080	$61,049	$254,205
Add:
Interest expense, net	31,165	30,150	62,163	60,372
Income tax expense	(2,956)	75,547	35,556	95,963
Depreciation and amortization	84,603	71,348	164,376	138,530
EBITDA	106,412	347,125	323,144	549,070
Add:
Foreign currency transaction losses (gains)	5,525	2,260	(12,860)	4,896
Transaction costs related to acquisitions	(81)	—	134	—
Restructuring activity	—	(43)	—	(70)
Minus:
Negative adjustment to previously recognized gain on bargain purchase	—	—	(1,740)	—
Shareholder litigation settlement	—	—	34,643	—
Net income attributable to noncontrolling interest	(364)	12	(183)	126
Adjusted EBITDA	$112,220	$349,330	$277,698	$553,770

The summary unaudited consolidated income statement data for the twelve months ended June 28, 2020 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 30, 2019 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 29, 2019 and (2) the applicable audited consolidated income statement data for the six months ended June 28, 2020.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Three Months Ended				LTM Ended
	September 29, 2019	December 29, 2019	March 29, 2020	June 28, 2020	June 28, 2020
	(In thousands)
Net income	$110,096	$92,235	$67,449	$(6,400)	$263,380
Add:
Interest expense, net	27,330	30,650	30,998	31,165	120,143
Income tax expense	46,365	18,681	38,512	(2,956)	100,602
Depreciation and amortization	71,851	76,849	79,773	84,603	313,076
EBITDA	255,642	218,415	216,732	106,412	797,201
Add:
Foreign currency transaction losses (gains)	3,027	(1,006)	(18,385)	5,525	(10,839)
Transaction costs related to acquisitions	63	1,239	215	(81)	1,436
Restructuring activity	(20)	6	—	—	(14)
Minus:
Gain on bargain purchase	—	56,880	(1,740)	—	55,140
Shareholder litigation settlement	—	—	34,643	—	34,643
Net income attributable to noncontrolling interest	331	155	181	(364)	303
Adjusted EBITDA	$258,381	$161,619	$165,478	$112,220	$697,698

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(In thousands)
Net income	$(6,400)	$170,080	$61,049	$254,205	(0.23)%	5.98%	1.03%	4.57%
Add:
Interest expense, net	31,165	30,150	62,163	60,372	1.10%	1.06%	1.05%	1.08%
Income tax expense	(2,956)	75,547	35,556	95,963	(0.10)%	2.66%	0.60%	1.72%
Depreciation and amortization	84,603	71,348	164,376	138,530	2.99%	2.51%	2.78%	2.49%
EBITDA	106,412	347,125	323,144	549,070	3.76%	12.21%	5.46%	9.86%
Add:
Foreign currency transaction losses (gains)	5,525	2,260	(12,860)	4,896	0.19%	0.08%	(0.21)%	0.09%
Acquisition charges	(81)	—	134	—	—%	—%	—%	—%
Restructuring activity	—	(43)	—	(70)	—%	—%	—%	—%
Minus:
Negative adjustment to previously recognized gain on bargain purchase	—	—	(1,740)	—	—%	—%	(0.03)%	—%
Shareholder litigation settlement	—	—	34,643	—	—%	—%	0.59%	—%
Net income (loss) attributable to noncontrolling interest	(364)	12	(183)	126	(0.01)%	—%	—%	—%
Adjusted EBITDA	$112,220	$349,330	$277,698	$553,770	3.96%	12.29%	4.69%	9.95%

Net sales	$2,824,023	$2,843,085	$5,898,951	$5,567,760	$2,824,023	$2,843,085	$5,898,951	$5,567,760

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation (“Pilgrim's”) per common diluted share to adjusted net income (loss) attributable to Pilgrim's per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's	$(6,036)	$170,068	$61,232	$254,079
Adjustments, net of tax:
Transaction costs related to acquisitions and restructuring activities net loss	(81)	(43)	134	(70)
Foreign currency transaction loss (gain)	5,525	2,260	(12,860)	4,896
Income before acquisition charges and restructuring activity, and foreign currency transaction losses (gains)	$(592)	$172,285	$48,506	$258,905
Weighted average diluted shares of common stock outstanding	247,018	249,636	248,308	249,603
Income before acquisition charges and restructuring activity, and foreign currency transaction losses (gains) per common diluted share	$—	$0.69	$0.20	$1.04

A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures. Net income (loss) per share is calculated by dividing the net income (loss) attributable to Pilgrim's Pride Corporation stockholders by the weighted average number of diluted shares.

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(In thousands, except per share data)
GAAP EPS	$(0.02)	$0.68	$0.25	$1.02
Adjustments, net of tax:
Acquisition charges and restructuring activity	—	—	—	—
Foreign currency transaction losses (gains)	0.02	0.01	(0.05)	0.02
Adjusted EPS	$—	$0.69	$0.20	$1.04

Weighted average diluted shares of common stock outstanding	247,018	249,636	248,308	249,603

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

(Unaudited)	Three Months Ended		Six Months Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
	(In thousands)
Sources of net sales by geographic region of origin:
US	$1,798,689	$1,916,954	$3,725,569	$3,800,544
Europe	757,201	535,902	1,579,463	1,050,865
Mexico	268,133	390,229	593,919	716,351
Total net sales	$2,824,023	$2,843,085	$5,898,951	$5,567,760

Sources of cost of sales by geographic region of origin:
US	$1,710,668	$1,670,384	$3,499,445	$3,383,803
Europe	700,553	492,386	1,470,687	977,764
Mexico	293,143	312,475	632,085	619,438
Elimination	(200)	(24)	(224)	(48)
Total cost of sales	$2,704,164	$2,475,221	$5,601,993	$4,980,957

Sources of gross profit by geographic region of origin:
US	$88,021	$246,570	$226,124	$416,741
Europe	56,648	43,516	108,776	73,101
Mexico	(25,010)	77,754	(38,166)	96,913
Elimination	200	24	224	48
Total gross profit	$119,859	$367,864	$296,958	$586,803

Sources of operating income by geographic region of origin:
US	$39,448	$186,959	$124,500	$301,800
Europe	23,185	24,195	46,375	36,908
Mexico	(35,544)	68,372	(59,424)	77,836
Elimination	200	24	224	48
Total operating income	$27,289	$279,550	$111,675	$416,592